Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-8 to the Registration Statement (No. 333-284932) on Form S-4 of Quanterix Corporation of our report dated March 17, 2025, relating to the consolidated financial statements of Akoya Biosciences, Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of Akoya Biosciences, Inc. for the year ended December 31, 2024.

/s/ RSM US LLP

Boston, Massachusetts

July 11, 2025

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